SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 22, 2002

ESG RE LIMITED

(Exact Name of Registrant as Specified in its Charter)

Bermuda	000-23481	Not Applicable
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

16 Church Street	Not Applicable
Hamilton HM11, Bermuda	(Zip Code)
(Address of Principal Executive Offices)

(441) 295-2185

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

                This Form 8-K/A amends the Form 8-K filed by ESG Re Limited (the “Company”) on December 2, 2002, and this amendment should be read together with the original Form 8-K.

ITEM 4.   CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANTS

Attached as Exhibit 99.02 is a letter of Deloitte & Touche, dated December 13, 2002, which was furnished to the Company in accordance with Item 304(a) of Regulation S-K.  The Company strongly disagrees with statements made in the letter from Deloitte & Touche, and this filing should not be construed as the Company’s agreement with the contents of the letter.  The Company is working with its new independent auditors to resolve the accounting issues identified by Deloitte & Touche.

Forward-Looking Statements

Uncertainties related to forward looking statements:  Certain statements and information included in this filing constitute “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934 as amended.  These statements express our intentions, strategies, or predictions for the future. Forward looking statements in this filing include, among other things, statements regarding: (1) the delisting of our stock from the Nasdaq Stock Market; (2) the anticipated changes in our net losses and (3) the future impact of any accounting disagreements or reportable events on our financial condition or reported results of operations.  The most significant risk factors related to subject matter of this press release are (1) the risk that our stock will be delisted from the Nasdaq Stock Market, and the resulting illiquidity of our common stock; (2) if we are delisted, the risk that we will become the target of potential regulatory actions or investigations and (3) the risk of shareholder litigation.  A further discussion of factors that could affect ESG’s future performance and results is included in reports filed by ESG with the Securities and Exchange Commission, including ESG’s Annual Report on Form 10-K for the year ended December 31, 2001 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2002.

ITEM 7.  EXHIBITS.

                Exhibit 99.02          Letter from Deloitte & Touche, dated December 13, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 16, 2002

ESG RE LIMITED

By:	/s/ Margaret L. Webster
Margaret L. Webster
Chief Operating Officer, General Counsel & Secretary